Consent of Independent Registered Public Accounting Firm

MNP Petroleum Corporation
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-167390) of MNP Petroleum Corporation of our report dated March 31, 2015, relating to the consolidated financial statements, which appears in this Form 10-K.

Zurich, March 31, 2015

BDO Visura International AG

/s/ Christoph Tschumi	/s/ Julian Snow
Christoph Tschumi	ppa. Julian Snow